Exhibit 10.11
EXHIBIT A
EXPENSIFY, INC.
2019 STOCK PLAN (EMI ADDENDUM)
EXERCISE AGREEMENT
This Exercise Agreement (this “Agreement”) is made as of  ###EXERCISE_DATE### , by and between Expensify, Inc., a Delaware corporation (the “Company”), and ###EMPLOYEE_NAME### (“Purchaser”).
To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the EMI Addendum to the Company’s 2019 Stock Plan (the “Plan”).
1.    Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase ###QUANTITY_EXERCISED### shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement dated ###GRANT_DATE### (the “Option Agreement”). The purchase price for the Shares shall be USD ###GRANT_PRICE### per Share for a total purchase price of USD $###PROCEEDS_TO_COMPANY###. The term “Shares” refers to the purchased Shares and all securities received as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the
2.    Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement, the payment of the aggregate exercise price by any method listed in Section 4 of the Option Agreement, and the satisfaction of any applicable tax withholding obligations, all in accordance with the provisions of Section 3(b) of the Option Agreement. The Company shall issue the Shares to Purchaser by entering such Shares in Purchaser’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company, against payment of the exercise price therefor by Purchaser. If applicable, the Company will deliver to Purchaser a certificate representing the Shares as soon as practicable following such
3.    Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities
•Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).
•Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Purchase Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).
•Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Purchase Price. If the Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good
•Payment. Payment of the Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within sixty (60) days after receipt of the Notice or in the manner and at the times set forth in the
•Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Purchase Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise
•Exception for Certain Transfers. Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser or Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a). As used herein, a person is deemed to be a “Spouse” if (i) the relevant person and the related party are married under the applicable law of the state or country at the time and place the marriage was entered into, or (ii) are registered as “domestic partners” or have entered into a civil union or comparable relationship in a state or nation that sanctions such unions by law, such relationship is valid pursuant to applicable law at the time the parties entered into the relationship, and such relationship has not been dissolved under the law of the state or nation in which such relationship was initially or is currently recognized, provided the following circumstances are true: (a) the relevant person and the Spouse reside together, are the sole spousal equivalent of the other and intend to remain so indefinitely, (b) neither are married to anyone else, both are at least 18 years of age and mentally competent to consent to contract, (d) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (e) they are jointly responsible for each other’s common welfare and financial “Immediate Family” as used herein shall mean Purchaser’s Spouse, the lineal descendant or antecedent, brother or sister, of Purchaser or Purchaser’s Spouse, or the Spouse of any lineal descendant or antecedent, brother or sister of Purchaser, or Purchaser’s Spouse. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 3, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.
•Company’s Right to Purchase upon Involuntary Transfer. In the event of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(v) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the Fair Market Value of the Shares on the date of transfer (as determined by the Board). Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.
•Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or
•Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are
•Termination of Rights. The right of first refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of the right of first refusal described in Section 3(a) above the Company will remove any stop-transfer notices referred to in Section 5(b) below and related to the restrictions in this Section 3 and, if certificates are issued, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) below and delivered to
1.    Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:
•Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.
•Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed
•Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the
•Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e)
•Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own
•Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
5.                  Restrictive Legends and Stop-Transfer Orders.
•Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):
•THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF
•THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE
•Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own
•Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

1.    No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.
2.    Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section 7 shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.
3.    Tax Consequences. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS THAT: (a) PURCHASER HAS CONSULTED WITH ANY TAX ADVISER WHO PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (b) PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Set forth below is a brief summary as of the date the Plan was adopted by the Board of some of the UK tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE
•Exercise of EMI Options. If the Option qualifies as an EMI Option, and no disqualifying event (such as your ceasing to be employed within the group) has occurred at the exercise date, there will be no income tax charge on exercise, unless HMRC demonstrates that the exercise price was less than Fair Market Value at the date of grant, in which case there will be an income tax or such discount at the date of exercise.
•Disposition of Shares. The following tax consequences may apply upon disposition of the
EMI Options.  Provided no disqualifying event has occurred, any gain realized on disposition of the Shares will be subject to capital gains tax (“CGT”). You may be able to benefit from the annual CGT exemption (currently £11,100 for the year 2015/6). If the Shares are sold 12 months or more after the date of grant of the EMI Option , and you remain employed within the Group, CGT will be payable at 10% after taking account of the annual CGT exemption.
9.                  Miscellaneous.
•Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law, except for matters relating to UK taxation, which shall be subject to English law.
•Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such

•Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
•Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written
•Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one
•Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the
•California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO
[Signature Page Follows]
The parties have executed this Exercise Agreement as of the date first set forth above.

THE COMPANY:

EXPENSIFY, INC.

By:
(signature)

Name:

Title:

Address:

PURCHASER:

###EMPLOYEE_NAME###

(signature)

Address:

–
Attachment A
Section 431 Election
Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003
One Part Election
1.    Between

the Employee	###EMPLOYEE_NAME###

whose National Insurance Number is

and

the Company (who is the Employee's employer)	Expensify, Inc.

of Company Registration Number	9744432
1.    Purpose of Election
This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply.  An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition.  Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).
Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election.  Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.
1.    Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	###QUANTITY EXERCISED###

Description of securities	Common Stock

Name of issuer of securities	Expensify, Inc.
To be acquired by the Employee after ###GRANT_DATE### under the terms of UK EMI Addendum to the Expensify, Inc. 2019 Stock Plan.

1.    Extent of Application
This election disapplies:
S.431(1) ITEPA: All restrictions attaching to the securities.
1.    Declaration
This election will become irrevocable upon the later of its signing or the acquisition (* and each subsequent acquisition) of employment-related securities to which this election applies.
 (* delete as appropriate – see Note)
In signing this joint election, we agree to be bound by its terms as stated above.

###EXERCISE_DATE###

Signature (Employee)	Date

Signature (for and on behalf of the Company)	Date
Chief Executive Officer
Position in company
Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.